SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C.  20549

                              FORM 8-K

                           CURRENT REPORT

               Pursuant to Section 13 or 15(d) of the
                  Securities Exchange Act of 1934

                  Date of Report:  March 31, 1999

                         POTLATCH CORPORATION

       (Exact name of registrant as specified in its charter)

   Delaware                1-5313                    82-0156045
---------------       ----------------         ----------------------
(State or other       (Commission File           (I.R.S. Employer
jurisdiction of            Number)             Identification Number)
incorporation)

   601 W. Riverside Avenue, Suite 1100, Spokane, WA          99201
   ------------------------------------------------       ----------
      (Address of principal executive offices)            (zip code)

       Registrant's telephone number, including area code:
                          509-835-1500

Item 5.  Other Events

    Potlatch Corporation and Anderson-Tully Company (ATCO) today announced the mutual termination of their February 1998 agreement to combine Potlatch's Arkansas timberlands and ATCO's timberlands into Timberland Growth Corporation (TGC). TGC was to be a publicly traded real estate investment trust (REIT) focused on the ownership of timberlands. The agreement was subject to a number of conditions including completion of a successful initial public offering of TGC common stock. Due to a significant deterioration of REIT markets in mid-1998, the initial public offering was suspended. Recent discussions between ATCO and Potlatch to achieve a mutually beneficial alternative transaction were unsuccessful. Related agreements to sell to Potlatch certain logging, lumber and veneer operations were also terminated. Potlatch expects to take a first quarter 1999 after tax charge to earnings of approximately $4.6 million for accumulated transaction expenses.
    Potlatch and ATCO also announced their intention to explore the opportunities and benefits of supplying hardwood pulpwood and logs from ATCO's timberlands to Potlatch's pulp and paperboard mill at Cypress Bend, Arkansas, and its hardwood sawmill at Warren, Arkansas.


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                            SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            POTLATCH CORPORATION
                                                (Registrant)


Date:  March 31, 1999                      By: /s/BETTY R. FLESHMAN
                                               --------------------
                                                 Betty R. Fleshman
                                                     Secretary





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